UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2016

INGRAM MICRO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3351 Michelson Drive, Suite 100

Irvine, CA 92612

(Address, including zip code of Registrant’s principal executive offices)

Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2016, Ingram Micro Inc. (the “Company” or “Ingram Micro”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Tianjin Tianhai Investment Company, Ltd. (“Tianjin Tianhai”), a joint stock company existing under the laws of the People’s Republic of China (the “PRC”) and listed on the Shanghai Stock Exchange, and GCL Acquisition, Inc., a Delaware corporation and an indirect subsidiary of Tianjin Tianhai (“Merger Subsidiary”), pursuant to which, subject to the terms and conditions set forth in the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Tianjin Tianhai.

Concurrently with the execution of the Merger Agreement, HNA Group Co., Ltd., a limited company existing under the laws of the PRC (the “Guarantor”), an affiliate of Parent and Merger Subsidiary, has executed and delivered a guarantee (the “Guarantee”) in favor of the Company. Pursuant to the Guarantee, the Guarantor has agreed (i) to guarantee Tianjin Tianhai’s obligation to pay the Merger Consideration (as defined below) and the Parent Termination Fee (as defined below) in accordance with the terms of the Merger Agreement and (ii) assume the rights and obligations under the Merger Agreement in the event that the Tianjin Shareholder Approval (as defined below) is not obtained in accordance with the terms of the Guarantee.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of the Company’s Class A common stock (other than shares held by the Company (other than shares in an employee plan of the Company) or owned by Tianjin Tianhai or any of its subsidiaries, or held by any subsidiary of the Company, and shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted into the right to receive $38.90 in cash, without interest (such per share amount, the “Merger Consideration”).

Subject to the terms and conditions of the Merger Agreement, at or immediately prior to the effective time of the Merger, (i) each of the Company’s fully vested options will be cashed out for an amount equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option, (ii) each of the Company’s fully vested restricted stock units will be cashed out for an amount equal to the Merger Consideration, (iii) each of the Company’s unvested options will be cancelled, and the holder will become eligible to receive an amount equal to the excess, if any, of the Merger Consideration over the per share exercise price of such option, payable in installments pursuant to a vesting schedule set forth in the Merger Agreement and (iv) each share of the Company’s restricted stock and each of the Company’s unvested restricted stock units will be cancelled, and the holder will become eligible to receive an amount equal to the Merger Consideration for each such cancelled share pursuant to a vesting schedule set forth in the Merger Agreement. Any of the Company’s restricted stock units that remain subject to the achievement of performance metrics at the effective time of the Merger will be deemed to have been achieved at target as of the effective time.

The board of directors of the Company has unanimously approved the Merger Agreement. The Merger Agreement requires that the Merger be approved by the holders of a majority of the outstanding shares of the Company’s common stock (the “Company Stockholder Approval”) as well as the vote of at least two-thirds of the voting stock held by the shareholders present at a meeting of Tianjin Tianhai’s shareholders (the “Tianjin Shareholder Approval”). The Guarantor will not be permitted to vote its shares of Tianjin Tianhai in favor of the transactions. If the Tianjin Shareholder Approval is not obtained, however, the Guarantor will assume Tianjin Tianhai’s rights and obligations under the Merger Agreement (as described below).

In addition, consummation of the Merger is subject to other customary closing conditions, including (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of certain foreign competition approvals, including approvals in China and the European Union, among other countries, (ii) certain filings and approvals with or by PRC governmental authorities (as well as clearance by the Shanghai Stock Exchange) and (iii) the absence of any order, injunction, or other legal restraint or prohibition preventing the consummation of the Merger (an “Order”). Moreover, the obligations of Tianjin Tianhai and Merger Subsidiary, on the one hand, and the Company, on the other hand, to consummate the Merger are subject to certain other conditions, including, without limitation, (x) the accuracy of the other party’s representations and warranties (subject to certain materiality qualifiers) and (y) the other party’s performance of its obligations and covenants contained in the Merger Agreement in all material respects. In addition, the obligations of Tianjin Tianhai and Merger Subsidiary to consummate the Merger are subject to the absence of any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business, assets or results of the Company and its subsidiaries, taken as a whole from the date of the Merger Agreement through the closing of the Merger, subject, in each case, to certain exclusions set forth in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by each of the Company and Tianjin Tianhai, including covenants by the Company regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, including, but not limited to, not paying dividends and repurchasing shares of the Company’s common stock; (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the Company Stockholder Approval; and (iii) the use of reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement also requires the Company to abide by customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative acquisition proposals.

The Merger Agreement requires that if Tianjin Tianhai determines to seek equity or debt financing in connection with the transactions contemplated by the Merger Agreement, the Company will provide all commercially reasonable cooperation as may be requested by Tianjin Tianhai in connection with such financing. The Company is also required to provide commercially reasonable cooperation as may be requested by Tianjin Tianhai for purposes of evaluating and making any arrangements necessary to maintain or refinance any existing indebtedness of the Company in connection with the transactions contemplated by the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Tianjin Tianhai. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Tianjin Tianhai a termination fee of $120,000,000.

The Merger Agreement also provides that Tianjin Tianhai will be required to pay the Company a reverse termination fee of $400 million (the “Parent Termination Fee”) under specified circumstances, including, among other circumstances, where the agreement is terminated because (1) antitrust or other regulatory approvals are not obtained; (2) the Committee on Foreign Investment in the United States (“CFIUS”) has initiated and not closed a review or investigation of the Merger by the End Date set forth in the Merger Agreement or the President has made a determination under the Defense Production Act of 1950, as amended, to suspend or prohibit the Merger; (3) all conditions to closing are satisfied (other than those conditions that by their terms are to be satisfied at closing), but Tianjin Tianhai fails to complete the closing within seven Business Days; or (4) Tianjin Tianhai fails to fund the escrow discussed below in accordance with the Merger Agreement. In the event that Tianjin Tianhai fails to effect the closing for any reason or no reason or otherwise breaches the Merger Agreement (whether willfully, intentionally, unintentionally or otherwise), the Company’s right to terminate the Merger Agreement and receive the Parent Termination Fee will serve as the Company’s sole and exclusive remedy.

On or prior to February 24, 2016, the Company and Tianjin Tianhai will enter into an escrow agreement (the “Escrow Agreement”) with Deutsche Bank Trust Company Americas, or another escrow agent mutually acceptable to the Company and Tianjin Tianhai, pursuant to which the Parent Termination Fee will be held in escrow until it is released to Tianjin Tianhai or to the Company, as applicable; provided that if the parties are unable to enter into the Escrow Agreement prior to the time escrow deposits are due under the Merger Agreement, Tianjin Tianhai will deposit such amounts in an account of the Company established for such purpose until such time that the parties enter into the Escrow Agreement or the deposit is to be released in accordance with the Merger Agreement (whichever is earlier). Escrow deposits by Tianjin Tianhai will be staged such that the amount of funds held in the escrow account pursuant to the Escrow Agreement at any given time will correspond to the amount of the Parent Termination Fee at such time, with the first deposit of $200 million to be deposited on or prior to February 24, 2016, the second deposit of an additional $100 million to be deposited on March 18, 2016 and the third deposit of an additional $100 million to be deposited on April 17, 2016.

The foregoing description of the Merger Agreement and Guarantee does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and Guarantee, copies of which are filed as exhibits 2.1 and 10.1, respectively, and are incorporated by reference herein.

Item 8.01. Other Events

On February 17, 2016, the Company issued a press release announcing the entry into the Merger Agreement. The text of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this report that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro’s business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) changes in macro-economic and geopolitical conditions can affect our business and results of operations; (2) our acquisition and investment strategies may not produce the expected benefits, which may adversely affect results of operations; (3) we are dependent on a variety of information systems, which, if not properly functioning, and available, or if we experience system security breaches, data protection breaches or other cyber-attacks, could adversely disrupt our business and harm our reputation and net sales; (4) the validity, subsistence and enforceability of the patent portfolio that we currently hold or acquire may be challenged, and we have a risk of being involved in intellectual property disputes that could cause us to incur substantial costs, divert the efforts of management or require us to pay substantial damages or licensing fees;(5) failure to retain and recruit key personnel would harm our ability to meet key objectives; (6) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (7) our failure to adequately adapt to industry changes could negatively impact our future operating results; (8) we continually experience intense competition across all markets for our products and services; (9) termination of a key supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (10) substantial defaults by our customers or the loss of significant customers could negatively impact our business, results of operations, financial condition or liquidity; (11) changes in, or interpretations of, tax rules and regulations, changes in the mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (12) our goodwill and identifiable intangible assets could become impaired, which could reduce the value of our assets and reduce our net income in the year in which the write-off occurs; (13) changes in our credit rating or other market factors, such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (14) we cannot predict the outcome of litigation matters and other contingencies that we may be involved with from time to time; (15) Our failure to comply with the requirements of environmental regulations could adversely affect our business; (16) we face a variety of risks in our reliance on third-party service companies, including shipping companies, for the delivery of our products and outsourcing arrangements; (17) changes in accounting rules could adversely affect our future operating results; (18) our quarterly results have fluctuated significantly; (19) despite its global presence, Ingram Micro may fail to proactively identify and tap into emerging markets and geographies; (20) the possibility of the Merger not being timely completed, if completed at all; and (21) prior to the completion of the Merger, our business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with vendors, customers, licensees, other business partners or governmental entities, or retain key employees. We have historically instituted, and will continue to institute, changes to our strategies, operations and processes in an effort to address and mitigate risks; however, there are no assurances that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to our SEC filings, and specifically to Item 1A-Risk Factors, of our latest Annual Report on Form 10K.

Additional Information

In connection with the proposed Merger, Ingram Micro will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) from the “Investors” section of Ingram Micro’s website or by contacting Ingram Micro’s investor relations department via e-mail at damon.wright@ingrammicro.com.

Participants in the Solicitation

Ingram Micro and its directors, executive officers and other members of its management and employees as well as Tianjin Tianhai and its directors and officers may be deemed to be participants in the solicitation of proxies from Ingram Micro’s stockholders with respect to the merger. Information about Ingram Micro’s directors and executive officers and their ownership of Ingram Micro’s common stock is set forth in the proxy statement for Ingram Micro’s 2015 Annual Meeting of Stockholders and Ingram Micro’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Ingram Micro’s directors and executive officers in the merger, which may be different than those of Ingram Micro’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Item No.	Description

2.1	Agreement and Plan of Merger, dated as of February 17, 2016, among Ingram Micro Inc., Tianjin Tianhai Investment Company, Ltd. and GCL Acquisition, Inc.*

10.1	Guarantee, dated as of February 17, 2016, by HNA Group Co., Ltd. in favor of Ingram Micro Inc.

99.1	Press Release of Ingram Micro Inc. dated February 17, 2016

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INGRAM MICRO INC.
(Registrant)

Date: February 17, 2016	By:	/s/ Larry C. Boyd
		Name:	Larry C. Boyd
		Title:	Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Item No.	Description

2.1	Agreement and Plan of Merger, dated as of February 17, 2016, among Ingram Micro Inc., Tianjin Tianhai Investment Company, Ltd. and GCL Acquisition, Inc.*

10.1	Guarantee, dated as of February 17, 2016, by HNA Group Co., Ltd. in favor of Ingram Micro Inc.

99.1	Press Release of Ingram Micro Inc. dated February 17, 2016

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

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